UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2005

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1.000-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2004, Evans National Leasing, Inc. ("Evans National Leasing"), an indirectly wholly-owned subsidiary of Evans Bancorp, Inc. (the "Company"), the Company, M&C Leasing Co., Inc. ("M&C Leasing"), a general equipment leasing company located in West Seneca, New York, Apcot NY Corp., the sole shareholder of M&C Leasing, John Gallo and, for certain limited purposes, Brian Gallo entered into an asset purchase agreement (the "Asset Purchase Agreement") and consummated the transactions contemplated therein. Pursuant to the Asset Purchase Agreement, Evans National Leasing acquired substantially all of the assets and business of M&C Leasing for an aggregate purchase price of approximately $1.2 million in cash, the repayment of approximately $4.2 million of debt, plus up to approximately $0.5 million of earn-out payments payable to M&C Leasing if Evans National Leasing’s operations meet or exceed future annual performance targets. The earn-out payments are tied to the attainment by Evans National Leasing of annual net income, before taxes targets for its fiscal years ended December 31, 2005, 2006, 2007, 2008 and 2009. Up to a maximum of $162,000 of the 2006 earn-out payment, if any, may be paid to M&C Leasing in shares of Company common stock. Whether or not shares of Company common stock are actually issued and, if so, the number of shares that may be issued, will depend upon, among other things, Evans National Leasing’s net income, before taxes for its fiscal year 2006 and the average closing sales price (or bid price, if no sales price is reported) per share of the Company’s common stock for the 20 trading days immediately prior to the date of issuance, if at all, of Company common stock.

John Gallo, the president of M&C Leasing and Brain Gallo, the vice president of M&C Leasing, entered into employment agreements and became employees of Evans National Leasing effective December 31, 2004. Pursuant to their respective employment agreements, John and Brian are eligible to receive performance bonuses based on Evans National Leasing’s attainment of net income, before taxes annual performance targets.

In connection with Evans National Leasing’s acquisition of substantially all of the assets and business of M&C Leasing, Evans National Leasing entered into an agreement, dated December 31, 2004, with John Gallo, pursuant to which it acquired all of John Gallo’s personal goodwill associated with the M&C Leasing business in consideration for an aggregate purchase price of $440,000, which Evans National Leasing paid to John Gallo on December 31, 2004

Item 7.01. Regulation FD Disclosure.

On December 31 2004, the Company issued a press release announcing Evans National Leasing’s acquisition of the assets and business of M&C Leasing. A copy of the press release is attached to this Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits .

Exhibit 99.1 Press Release of Evans Bancorp, Inc., dated December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

January 4, 2005	By:	James Tilley

Name: James Tilley
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release